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                                                                    EXHIBIT 3.12
                               AGREEMENT OF MERGER


         AGREEMENT OF MERGER, dated as of the 20th day of May, 1999, pursuant to
Section 252 of the General Corporation Law of the State of Delaware, between H-Quotient, Inc., a Virginia corporation and Integrated Healthcare Systems Inc., a Delaware corporation.

         WITNESSETH:

         WHEREAS, all of the constituent corporations desire to merge into a single corporation; and

         NOW, THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         FIRST: H-Quotient, Inc., hereby merges into itself H-Quotient, Inc., and said Integrated Healthcare Systems, Inc. shall be and hereby is merged into H-Quotient, Inc., which shall be the surviving corporation.

         SECOND: The Articles of Incorporation of H-Quotient, Inc., as heretofore amended and as in effect on the date of merger provided for this Agreement, shall continue in full force and effect as the Articles of Incorporation of the corporation surviving this merger.

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         THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into the shares or other securities of the surviving corporation shall be as follows:


         (a) Each share of common stock of the merged corporation which shall be outstanding as of June 14, 1999, and all rights in respect thereto shall forthwith be changed and converted into same number of shares of common stock of the surviving corporation.

         (b) After the effective date of this Agreement, each holder of an outstanding certificate representing shares of common stock of the merged corporation shall surrender the same to the surviving corporation and each such holder shall be entitled upon such surrender to receive the number of shares of common stock of the surviving corporation on the basis provided herein. Until so surrendered, the outstanding shares of stock of the merged corporation to be converted into the stock of the surviving corporation as provided herein, may be treated by the surviving corporation for all corporate purposes as evidencing the ownership of shares of the surviving corporations as though said surrender and exchange had taken place. After the effective date of this Agreement, each registered owner of any uncertificated shares of common stock of the merged corporation shall have said shares cancelled and said registered owner shall be entitled to the number of common shares of the surviving corporation on the basis provided herein.


         FOURTH:  The terms and conditions of the merger are as follows:

         (a) The by-laws of the surviving corporation as they shall exist on the effective date of this Agreement shall be and remain the by-laws of the surviving corporation until the same shall be altered, amended and repeated as therein provided.

         (b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

         (c) This merger shall become effective upon filing with the Secretary of State of Delaware. However, for all accounting purposes the effective date of the merger shall be as of the close of business on June 14, 1999.

         (d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further

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             act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporations they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or caused to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.


         FIFTH: The surviving corporation may be served with process in the State of Delaware in any processing for enforcement of any obligation of Integrated Healthcare Systems, Inc. as well as for enforcement of any obligations of the surviving corporation arising from the merger, including any suit or other proceedings to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of section 262 of Title 8 of the Delaware Code and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is c/o H-Quotient, Inc., 12030 Sunrise Valley Drive, Suite 205, Reston, Virginia 201191 until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of Delaware duplicate copies of such process, one of which copies the

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Secretary of State of Delaware shall forthwith send by registered mail to said
H-Quotient, Inc., at the above address.

         IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolution adopted by their respective Boards of Directors have caused these presents to be executed by the Chairman and Chief Execution Officer of H-Quotient, Inc. and the President of Integrated Healthcare Systems, Inc. hereto as the respective act, deed and agreement of each said corporations, as of the 20th day of May 1999.

                                       H-QUOTIENT, INC.,


                                       By:  /s/ Michael J. Black
                                            ------------------------------------
                                                Michael, J. Black, Chairman
                                                and Chief Executive Officer


                                       INTEGRATED HEALTHCARE
                                         SYSTEMS, INC.


                                       By:  /s/ Alan W. Grofe'
                                            ------------------------------------
                                                Alan W. Grofe', President

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         I, Michael J. Black, Secretary of Integrated Healthcare Systems, Inc.,
a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary , that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of H-Quotient, Inc., a corporation of the State of Virginia, was duly adopted pursuant to Section 228 of Title 8 of the Delaware Code by the written consent of the stockholders holding 3,756,883 shares of the capital stock of the corporation, same being 54.94% (percentum) of the shares issued and outstanding having voting power, which Agreement of Merger was thereby adopted as the act of the stockholders of said Integrated Healthcare Systems, Inc. and the duly adopted agreement and act of at the said corporation.

         WITNESS, my hand on this 14th day of June, 1999.


                                            /s/ Michael J. Black
                                            ------------------------------------
                                                Michael J. Black, Secretary

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